Exhibit 99.1

United States Bankruptcy Court
Southern District of Texas
ENTERED
May 19, 2026
Nathan Ochsner, Clerk

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

X
:
In re:	:	Chapter 11
:
FAT BRANDS INC., et al.,	:	Case No. 26-90126 (ARP)
:
Debtors.[1]	:	(Jointly Administered)
:
X

ORDER (I) AUTHORIZING ENTRY INTO AND PERFORMANCE UNDER

THE SETTLEMENT TERM SHEET; (II) APPROVING, PURSUANT TO

BANKRUPTCY RULE 9019, THE TERMS OF THE GLOBAL SETTLEMENT

CONTAINED THEREIN; AND (III) GRANTING RELATED RELIEF

[Relates to Docket No. 1333]

Upon the motion (the “Motion”)2 of the above-captioned debtors (the “Debtors”) for entry of an order (this “Order”) approving the global settlement terms (the “Global Settlement”) embodied in the settlement term sheet attached hereto as Exhibit A (the “Settlement Term Sheet”); and this Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. § 1334; and consideration of the Motion and the requested relief being a core proceeding pursuant to 28 U.S.C. § 157(b); and it appearing that venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided; and such notice having been adequate and appropriate under the circumstances, and it appearing that no other or further notice need be provided; and this Court having reviewed the Motion; and upon any hearing held on the Motion; and all objections, if any, to the relief requested in the Motion having been withdrawn, resolved, or overruled; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their respective estates, creditors, and all parties in interest; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor,

[1]	A complete list of the Debtors in the Chapter 11 Cases and the last four digits of each Debtor’s taxpayer identification number (if applicable) may be obtained on the website of the Debtors’ claims and noticing agent at https://omniagentsolutions.com/FATBrands-TwinHospitality. The Debtors’ mailing address for purposes of the Chapter 11 Cases is 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212.

[2]	Capitalized terms used but not defined herein have the meanings given to them in the Motion or the Settlement Term Sheet, as applicable.

IT IS HEREBY ORDERED THAT

1. The Motion is GRANTED and APPROVED as provided herein.

2. All objections to the Motion that have not been withdrawn, waived, or settled are hereby overruled.

3. The Debtors are authorized to enter into and perform under the Settlement Term Sheet.

4. The Global Settlement is approved in all respects as being in the best interest of the Debtors’ estates and their creditors; provided that approval of the terms of the Global Settlement relating to the Chapter 11 Plan are subject to sections 1123, 1125, 1126, 1128, and 1129 of the Bankruptcy Code and confirmation of the Chapter 11 Plan by the Bankruptcy Court. To the extent of a conflict between this Order and the Global Settlement, this Order shall control.

5. The Debtors shall file a Chapter 11 Plan that reflects the terms of the Settlement and is otherwise reasonably acceptable to the Debtors, the Committee, the Resid Noteholders and the WBS Ad Hoc Group no later than May 22, 2026, unless otherwise agreed by the Committee, the Resid Noteholders and WBS Ad Hoc Group; provided that the Resid Noteholders’ consent rights shall be limited to terms in the Chapter 11 Plan and Confirmation Order that affect the Global Settlement or the Resid Noteholders.

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6. The Committee Objections and the Resid Noteholders’ Objections to the relief sought at the Final DIP and Sale Hearing (i) are deemed withdrawn without prejudice upon entry of this Order and (ii) shall be deemed withdrawn with prejudice upon the closing of the Credit Bid Transactions.

7. Within two (2) business days following the closing of the Credit Bid Transactions, the Committee Standing Motion and the Manager Advance Complaint shall be dismissed with prejudice, and, during the interim period between entry of this Order and consummation of the Credit Bid Transactions, all litigation therein shall be suspended until such dismissal or termination of the Settlement Term Sheet.

8. The Resid Noteholders and the Debtors shall file a notice of dismissal with prejudice of the Resid Adversary Proceeding and the Resid State Court Action within two (2) business days following the closing of the Credit Bid Transactions, or as soon as practicable thereafter, and, during the interim period between entry of this Order and consummation of the Credit Bid Transactions, all litigation therein shall be suspended until such dismissal or termination of the Settlement Term Sheet.

9. The WBS Ad Hoc Group (or the NewCos, as applicable) shall fund the Funding Amount as a condition precedent to the closing of the Credit Bids, on the terms and conditions set forth in the Global Settlement. The NewCos shall place their allocable share of the Funding Amount into a segregated account (the “Plan Funding Account”) prior to the closing of the Credit Bid Transactions to be used in accordance with the Wind-Down Budget, which is attached hereto as Exhibit B.

10. The Debtors are authorized to use the funds in the Plan Funding Account solely in accordance with the Wind-Down Budget. The Plan Funding Account shall not be subject to the control, liens, security interests, or claims of any secured party, including the DIP Liens, the FBG DIP Superpriority Claims, the Twin DIP Superpriority Claims, the Adequate Protection Liens, and the Adequate Protection Claims (as those terms are defined in the proposed Final DIP Order) and any liens or claims of any other party.

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11. In the event of a conversion of any or all of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or a termination of the Global Settlement following the closing of the Credit Bid Transactions, the Allocation and Recovery Waterfall shall govern the distribution of proceeds obtained by such chapter 7 trustee through the monetization of the Debtors’ assets.

12. Upon its entry, the terms of this Order shall be binding on the Parties and their respective successors and assigns, including any chapter 7 trustee appointed in the Chapter 11 Cases.

13. The Parties shall take all actions reasonably necessary to effectuate the Global Settlement in a manner consistent with the terms set forth in the Global Settlement and this Order.

14. Each Sale Order approving a Credit Bid Transaction shall provide that (a) it is a condition precedent to the closing of each Credit Bid Sale that this Settlement remains effective and that the Funding Amounts have been paid (the “Settlement Closing Condition”) and (b) any waiver of the Settlement Closing Condition shall require the consent of each of the Parties.

15. The Debtors, without further order or authorization from the Court, shall have the authority to enter into and execute any and all documentation necessary to carry out the relief granted in this Order and are authorized to take any necessary or appropriate steps to effectuate the terms of the Global Settlement.

16. The Court retains exclusive jurisdiction to hear and determine all matters arising from or related to this Order, including, for the avoidance of doubt, the terms of the Global Settlement and the obligations set forth in the Settlement Term Sheet.

Signed: May 19, 2026

Alfredo R Pérez
United States Bankruptcy Judge

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Exhibit A

(Settlement Term Sheet)

FAT BRANDS INC, ET AL.

SETTLEMENT TERM SHEET1

May 18, 2026

THIS TERM SHEET (“TERM SHEET”) SUMMARIZES THE MATERIAL TERMS AND CONDITIONS OF A PROPOSED SETTLEMENT (“SETTLEMENT”) BY AND AMONG THE DEBTORS, THE WBS AD HOC GROUP, THE RESID NOTEHOLDERS AND THE COMMITTEE (COLLECTIVELY, THE “PARTIES”). THE SETTLEMENT IS SUBJECT TO DEFINITIVE DOCUMENTATION REASONABLY ACCEPTABLE TO THE COMMITTEE, THE RESID NOTEHOLDERS, THE DEBTORS AND THE WBS AD HOC GROUP, AND BANKRUPTCY COURT APPROVAL.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY CHAPTER 11 PLAN, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, WILL ONLY BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, INSOLVENCY, AND/OR OTHER APPLICABLE LAWS.

Term	General Description
General	●	The Parties agree to the terms of the Settlement set forth herein, which shall be (a) memorialized in the Debtors’ Chapter 11 Plan and other definitive documentation reasonably acceptable to the Committee, the Debtors, the Resid Noteholders and the WBS Ad Hoc Group and (b) subject to approval by the Court of the 9019 Order (as defined below) and confirmation of the Debtors’ Chapter 11 Plan; provided that the Committee shall not object to any relief sought at the hearing in respect of the sale of substantially all of the Debtors’ assets (the “Sale Hearing”) and final approval of the DIP Facility (the “Final DIP Hearing”).

	●	The orders approving the Sales (the “Sale Orders”) and the DIP Facility (the “DIP Order”) shall make express reference to the terms of this Settlement and commit the WBS Ad Hoc Group (or NewCos (as defined below)) to fund the Funding Amount (as defined below), as set forth herein.

	●	As conditions precedent to consummation of the Credit Bids (a) the Bankruptcy Court shall have entered the 9019 Order (as defined below); (b) the WBS Ad Hoc Group shall cause the NewCos to fund the Funding Amount (each as defined below) into a segregated account to be used in accordance with the Wind-Down Budget; and (c) all amounts that have been invoiced by the Prepetition Trustees and DIP Agent (including their respective counsel) as of the date hereof in the amount set forth in the Wind-Down Budget shall have been paid in full by the Debtors.

[1]	Each capitalized term that is not defined herein shall have the meaning ascribed to such term in the Second Interim Order (I) authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protections; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief [Docket No. 564] (the “Second Interim DIP Order”).

Term	General Description
9019 Motion	●	Prior to the Sale Hearing and the Final DIP Hearing, the Debtors shall file an emergency motion pursuant to Federal Rule of Bankruptcy Procedure 9019 seeking entry of an order approving this Settlement (the “9019 Order”) by no later than May 19, 2026; provided that the Debtors, the Committee and the WBS Ad Hoc Group shall use commercially reasonable efforts to file the motion seeking the 9019 Order as soon as reasonably practicable.

	●	The 9019 Order shall provide:

		○	The Debtors shall file a Chapter 11 Plan that reflects the terms of this Settlement and otherwise be reasonably acceptable to the Debtors, the Committee, the Resid Noteholders and the WBS Ad Hoc Group; provided that approval of the terms of this Settlement relating to the Chapter 11 Plan are subject to section 1123, 1125, 1126, 1128, and 1129 of the Bankruptcy Code and confirmation of the Chapter 11 Plan by the Bankruptcy Court;

		○	The Committee Objections[2] and Resid Noteholders’ Objections[3] to the relief sought at the Sale Hearing and Final DIP Hearing shall be deemed withdrawn with prejudice;

		○	The Committee Standing Motion[4] and Manager Advance Complaint[5] shall be dismissed with prejudice within two (2) days following the closing of the Credit Bids and, upon entry of the 9019 Order, all litigation therein shall be suspended until such dismissal or termination of this Term Sheet.

[2]	The “Committee Objections” means the Objection of the Official Committee of Unsecured Creditors to Approval of the Debtors’ Sale Pursuant to Section 363 [Docket No. 1175] and the Objection of the Official Committee of Unsecured Creditors to Final Approval of Debtors’ DIP Motion [Docket No. 1174].

[3]	The “Resid Noteholders’ Objections” means (i) the Joint Objection of the Resid Secured Parties to Approval of the Debtors’ Sales Free and Clear Pursuant to Section 363 [Docket No. 1156]; (ii) Joint Limited Objection to, and Notice of Challenge Pursuant to, Emergency Motion of the Debtors for Entry of Interim and Final Orders (I) Authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief [Docket No. 1157]; and (iii) 352 Capital’s Omnibus Objection to the Claims of the FBG Prepetition Secured Parties, Pursuant to Bankruptcy Code Section 502, Bankruptcy Rule 3007, and Bankruptcy Local Rule 3007-1 on the Grounds that the Claims are Not Senior Secured Claims [Docket No. 1151].

[4]	The “Committee Standing Motion” means Motion of the Official Committee of Unsecured Creditors for (I) Leave, Standing, and Authority to Commence and Prosecute Certain Claims and Causes of Action on Behalf of the Debtors’ Estates and (II) Exclusive Settlement Authority in Connection Therewith [Docket No. 1176].

[5]	The “Manager Advance Complaint” means “Adversary Complaint Against the Securitization Issuers, the Other Securitization Entities, and the Securitization Trustees [Docket No. 1178].

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Term	General Description
		○	The Resid Noteholder and Debtors shall file a notice of dismissal with prejudice of the Resid Adversary Proceeding[6] and the Resid State Court Action[7] within two (2) business days following the closing of the Credit Bids or as soon as is practicable thereafter and, upon entry of the 9019 Order, all litigation therein shall be suspended until such dismissal or termination of this Term Sheet.

		○	The binding commitment of the WBS Ad Hoc Group (or NewCos (as defined below)) to fund the Funding Amount as a condition precedent to the closing of the Credit Bids, on the terms and conditions set forth in this Term Sheet.

		○	In the event of a conversion of any or all of the Chapter 11 Cases to chapter 7 or a termination of the Settlement following the closing of the Credit Bids, the “Allocation of Trust Interests and Recovery Waterfall” section of this Term Sheet shall govern the distribution of proceeds obtained by such chapter 7 trustee through the monetization of the Debtors’ assets.

		○	Upon its entry, the terms of the 9019 Order shall be binding on the Parties and their respective successors and assigns, including a chapter 7 trustee as provided in the preceding sentence.

		○	The Parties shall take all actions reasonably necessary to effectuate the Settlement in a manner consistent with the terms set forth herein.

		○	Each Sale Order approving a Credit Bid shall provide that (a) it is a condition precedent to the closing of each Credit Bid Sale that this Settlement remains effective and that the Funding Amounts have been paid (the “Settlement Closing Condition”) and (b) any waiver of the Settlement Closing Condition shall require the consent of each of the Committee, the WBS Ad Hoc Group, the Resid Noteholders and the Debtors.

Credit Bids	●	The WBS Ad Hoc Group shall credit bid for substantially all assets of the Debtors (other than (a) any estate claims and causes of action excluded from such sales under the relevant APA (as defined below) and (b) Alternative Sales) (the “Credit Bids”), which shall include, in the aggregate, at least the following consideration:

		○	all DIP Claims related to the FBG New Money DIP Loans, the Twin New Money DIP Loans, the Twin Roll-Up DIP Loans, and the FBG Roll-Up DIP Loans in the amounts listed in the Closing Steps Plan attached as an exhibit to the asset purchase agreement applicable to each credit bid (each, an “APA”); and

		○	all claims related to the Prepetition Notes in the amounts listed in the Closing Steps Plan attached as an exhibit to the APA applicable to each Credit Bid.

[6]	The “Resid Adversary Proceeding” means 3|5|2 Capital GP LLC, on behalf of 3|5|2 Capital ABS Master Fund LP v. FAT Brands Inc. and FB Resid Holdings I, LLC, Adv. Proc. No. 26-03053 (ARP).

[7]	The “Resid State Court Action” means 3|5|2 Capital GP LLC v. FAT Brands, Inc., et al. (NYSCEF Index No. 650417/2026) filed in New York County Supreme Court.

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Term	General Description
	●	The WBS Ad Hoc Group, as part of its acquisition of the Debtors’ assets pursuant to the Credit Bids, shall assume or satisfy various claims and liabilities at the Sellers (as defined in the APAs), all in accordance with the applicable APAs, including: (a) cure amounts related to assumption and assignment of leases, franchise agreements, and other contracts, designated for assumption; (b) Gift Card Liabilities; (c) Ad Fund Marketing Funds; (d) Credit Card Payables; (e) Rebates Payable; (f) liabilities of the Debtors with respect to unpaid salary and wages, quarterly commissions, employee expense reimbursement and employee retention payments for the then-current period and self-insured medical benefits, as reflected in the applicable APAs, and (g) and other Assumed Liabilities (as defined in the APAs) assumed by the applicable NewCo pursuant to the APAs. Cash held in the UMB Trust Accounts, [8] except for a holdback of $1.0 million (the “Trustee/Agent Holdback”) to cover the reasonable fees and expenses of the Prepetition Trustees and DIP Agent and their respective counsel and any other valid claim for indemnity under the FBG Prepetition Indentures or the Twin Prepetition Indenture, shall be an acquired asset and shall be used to fund the Chapter 11 Plan Reserve, as set forth herein. Any amounts of the Trustee/Agent Holdback not expended for the payment of fees and expenses of the Prepetition Trustees, DIP Agent and their respective counsel shall be applied to pay down the NewCo Funding Claims on a dollar-for-dollar basis (after taking into account the applicable interest accrued thereon). Cash funded by the purchaser of the HDOS assets to fund operations of owned HDOS locations that are subject to reserved leases and all revenues of such reserved lease HDOS locations during the designation rights period contemplated by the HDOS APA shall be carved out of the Credit Bids.

	●	A condition to consummation of the Credit Bids will be the parties’ agreement on the tax structuring and funding of U.S. federal, state, local and non-U.S. taxes (including transfer taxes), charges, levies, fees and similar assessments, including interest, penalties and additions thereto (collectively, “Taxes”) arising from or in connection with WBS Ad Hoc Group’s acquisition of the Debtors’ assets pursuant to the Credit Bids and any additional Taxes not related to the Credit Bids or otherwise incurred by the Debtors and their subsidiaries through the consummation of their wind-down (all such Taxes, collectively, the “Specified Taxes”). In the event such agreement is not reached, no party shall be obligated to close the Credit Bids.

	●	The WBS Ad Hoc Group, in consultation with the Committee and the Debtors, has elected to carve out certain assets from the assets subject to the Credit Bids and permit such assets to be sold to third-parties pursuant to the Bid Procedures (including, for example, Elevation Burger and HDOS assets that are subject to the DIP Lenders or Prepetition Noteholders liens, collectively, the “Alternative Sales”) or contributed to the Liquidation Trust.9 The net proceeds of the Alternative Sales shall be used to fund the Chapter 11 Plan Reserve or the Liquidation Trust Funding Amount in whole or in part. Such Alternative Sales may be approved concurrently with the Credit Bids.

	●	$445.9 million of Prepetition Secured Obligations not utilized as part of the Credit Bids shall be allowed as general unsecured claims against the applicable Debtors and FAT Brands Inc. (the “Noteholder Deficiency/Guarantee Claims”).

[8]	The “UMB Trust Accounts” means the WBS Collection Accounts, WBS Reserve Accounts, and WBS Collection Account Administrative Account (each as defined in the Cash Management Motion); provided that, for the avoidance of doubt, the definition of UMB Trust Accounts shall not include the Resid Trust Account.

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Term	General Description
Chapter 11 Plan	●	The Debtors shall file a plan of liquidation, which shall reflect the terms of this Settlement and otherwise be reasonably acceptable to the Debtors, the Committee, the Resid Noteholders, and the WBS Ad Hoc Group (“Chapter 11 Plan”).

	●	The Chapter 11 Plan shall provide for, among other things:

		○	the post-Plan Effective Date wind-down of the Debtors’ remaining estates;

		○	as a condition of the effectiveness of the Chapter 11 Plan, the payment of all allowed administrative expense and priority claims (to the extent not already paid pursuant to the DIP Order or Sale Orders) in accordance with a wind-down budget to be reasonably agreed by the Debtors, Committee, and WBS Ad Hoc Group (the “Wind-Down Budget”), including (a) the payment of allowed professional fees of the Debtors, the Committee, and the WBS Ad Hoc Group, in full, on the effective date of the Chapter 11 Plan (the “Plan Effective Date”) and (b) the payment of allowed fees and expenses of the Prepetition Trustees and the DIP Agent and their respective counsel (“Trustee and Agent Fees”) that have been invoiced to the Debtors as of the date hereof.

		○	formation of the Liquidation Trust (as defined below);

		○	establishment of a reserve for contingent administrative expense and priority claims, and the reconciliation and payment thereof (the “Disputed Claims Reserve”), which shall be contributed to the Liquidation Trust on the Plan Effective Date;

		○	the Plan Releases (as defined below) as modified by the Schedule of Non-Released or Released Parties/Claims (as defined below); and

		○	the deemed substantive consolidation of the Debtors for purposes of distributions.

[9]	The “Bid Procedures” shall mean the procedures for the Debtors to sell substantially all of their assets pursuant to the Order (I) Approving Bidding Procedures for Sale of Debtors’ Assets; (II) Establishing Procedures for Debtors’ Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith; (III) Scheduling Dates for an Auction and a Hearing to Consider Approval of any Resulting Sale; (IV) Approving Form and Manner of Notices Related Thereto; and (V) Granting Related Relief [Docket No. 595].

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Term	General Description
	●	The WBS Ad Hoc Group, the Resid Noteholders, and Committee shall support confirmation of the Chapter 11 Plan (including, in the case of the members of the WBS Ad Hoc Group and the Resid Noteholders, voting all claims and interests held by such party in support of such Chapter 11 Plan).

Plan Milestones	●	In exchange for the consideration provided under this Term Sheet, the Parties agree to adhere to the following milestones (the “Plan Milestones”), each of which may be extended with the prior written consent of the Committee and the Required DIP Lenders (including via email from the Committee and the Required DIP Lenders’ counsel):

		○	no later than May 22, 2026, the Debtors shall file the Chapter 11 Plan and a disclosure statement related thereto (the “Disclosure Statement”);

		○	no later than 7 calendar days after the filing of the Chapter 11 Plan and Disclosure Statement, the Bankruptcy Court shall have entered an order conditionally approving the Disclosure Statement and the solicitation procedures related thereto (the “Solicitation Procedures Order”);

		○	no later than 3 business days after entry of the Solicitation Procedures Order, the Debtors shall complete solicitation of votes on the Chapter 11 Plan;

		○	no later than 28 calendar days after completion of solicitation and service of the notice of combined hearing, the deadline for casting votes to accept or reject the Chapter 11 Plan shall occur (the “Voting Deadline”);

		○	no later than 6 days after the Voting Deadline, the Bankruptcy Court shall conduct a combined hearing to consider final approval of the Disclosure Statement and confirmation of the Chapter 11 Plan (the “Confirmation Hearing”);

		○	no later than 1 business days after the Confirmation Hearing, the Bankruptcy Court shall have entered an order confirming the Chapter 11 Plan (the “Confirmation Order”); and

		○	no later than 5 business days after entry of the Confirmation Order, the Plan Effective Date of the Chapter 11 Plan shall occur.

	●	Failure to satisfy any Plan Milestone shall constitute a termination event under this Term Sheet unless waived in writing by the Required DIP Lenders and the Committee.

Committee Challenge	●	The Committee shall support the Credit Bids and support the Chapter 11 Plan (each, as described herein). The Committee shall provide a letter to general unsecured creditors encouraging them to vote in favor of the Chapter 11 Plan.

	●	The Committee shall not pursue any Challenge or objection regarding (each of the following, a “Committee Objection”) (i) entry of the Final DIP Order (which shall include, without limitation, waivers of the equities of the case exception under section 552(b) of the Bankruptcy Code, any right to surcharge collateral under section 506(c) of the Bankruptcy Code, and any marshalling doctrine), (ii) any Challenge under the DIP Order (including in respect of the Prepetition Liens of the Prepetition Secured Parties whether or not subject to the Roll-Up), (iii) any claims between a Manager and a Securitization Entity on account of Manager Advances (the “Manager Advance Claims”), (iv) any claims between a Manager and a Securitization Entity on account of any Management Fees (the “Management Fee Claims”), (v) any arguments that the Prepetition Secured Obligations are junior in priority to any Excluded Amounts (as defined in the Prepetition Documents), (vi) any objections to the sale of the Debtors’ assets to the members of the WBS Ad Hoc Group (or their designee(s)), including any objections to the Credit Bids and any post-auction objections, and (vii) any objections to confirmation of the Chapter 11 Plan reflecting the terms set forth in this Term Sheet.

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Term	General Description
Liquidation Trust	●	The Chapter 11 Plan shall provide for the formation of a liquidation trust (the “Liquidation Trust”) that shall be vested with (a) any DIP Contributed Assets (as defined below), (b) any Specified Securitization Entity Assets (as defined below), including Securitization Entity Claims, (c) all of the Debtors’ claims and causes of action against Andrew Wiederhorn, his family members, and any entity in which Andrew Wiederhorn or any family member, directly or indirectly, (i) owns or controls any equity or economic interest, (ii) is a beneficiary, or (iii) otherwise has a material interest, whether through ownership, contract, trust, proxy, or other arrangement (with respect to (i) through (iii), other than the Debtors), (d) all of the Debtors’ commercial tort claims, and (e) all other estate causes of action, with respect to the foregoing clauses (a) through (e), not released under the Chapter 11 Plan or sold in the sale to the members of the WBS Ad Hoc Group (any such claims and causes of action in (b) through (e), the “Retained Causes of Action,” and together with the DIP Contributed Assets and Specified Securitization Entity Assets, the “Liquidation Trust Assets”).

		○	DIP Contributed Assets. The Required DIP Lenders shall consent to the contribution of the “DIP Contributed Assets” to the Liquidation Trust, which shall include: (a) the proceeds from the sale of any DIP Collateral approved by the Required DIP Lenders; (b) all claims and proceeds of Avoidance Actions held by the Debtors against any party (other than any Avoidance Actions sold under the Credit Bids); (c) claims of the Debtors against directors and officers for breach of fiduciary duties; (d) all rights and claims of any of the Debtors under any D&O policies and the proceeds thereof; and (e) all other commercial tort claims held by any of the Debtors against any party; and (f) such other assets at entities where the Prepetition Secured Parties do not hold Prepetition Liens, including cash and accounts receivables. The Required DIP Lenders shall consent to the release and extinguishment of any Intercompany Claims among the Debtors and shall release any DIP Liens on such Intercompany Claims (and for the avoidance of doubt, no Intercompany Claims (including any intercompany payables or receivables) by and among the Debtors shall be considered an acquired asset under any APA and shall instead be fully extinguished in accordance with the Chapter 11 Plan). If any of the DIP Contributed Assets are monetized pursuant to the sale process or otherwise, the cash proceeds shall be applied towards the funding of the Chapter 11 Plan Reserve.

		○	Specified Securitization Entity Assets. The WBS Ad Hoc Group shall consent to the contribution of the following Securitization Entity assets (the “Specified Securitization Entity Assets”) to the Liquidation Trust: (a) all claims, including Avoidance Actions not acquired under the Credit Bid, breach of fiduciary duty claims, and similar claims held by the Securitization Entities against the Managers, and current and former officers, directors, affiliates, and insiders of the Debtors; (b) all rights and claims of the Securitization Entities under any D&O policies and the proceeds thereof; and (c) net cash proceeds of the sale of any Securitization Entity’s assets pursuant to an Alternative Sale.

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Term	General Description
Additional Funding & Chapter 11 Plan Reserve	●	In connection with consummation of the Credit Bids, and upon the satisfaction or waiver of any applicable conditions precedent under the APAs, the entities formed to acquire the assets in the Credit Bids (the “NewCos”) shall fund an additional $9.23 million (the “Funding Amount”), subject to any decrease in connection with the Professional Fee Surplus (as defined below), subject to any increase in funding based on the agreed tax structure and to satisfy all Specified Taxes, in cash consideration to be used to fund (a) the Debtors’, DIP Lenders’ and Prepetition Secured Parties’ pre-sale consummation costs and the costs required to consummate each sale under each of the Credit Bids as reflected in the Wind-Down Budget, and (b) the remainder of the chapter 11 plan process, including the confirmation and the consummation of a Chapter 11 Plan and, for the avoidance of doubt, the Specified Taxes (the “Chapter 11 Plan Reserve”), in each case, subject to compliance with the Wind-Down Budget and the Plan Milestones (unless waived by the Required DIP Lenders and Committee, as applicable). The Funding Amount shall be allocated between the NewCos as agreed by the WBS Ad Hoc Group. The Chapter 11 Plan Reserve shall be funded with (a) cash that is excluded from the Credit Bids, (b) the net proceeds of an Alternative Sale received concurrently with consummation of the Credit Bids, (c) the Funding Amount to be funded by NewCos, (d) the proceeds of the Broiler Chicken Class Action Settlement and (e) any cash held in the UMB Trust Accounts after payment of fees and expenses entitled to be paid therefrom under the applicable prepetition securitization indenture (and after deduction of the Trustee/Agent Holdback).

	●	The Chapter 11 Plan Reserve will provide for payment of allowed administrative expense and priority claims of all Debtors in full on the Plan Effective Date, the reasonable costs of the wind-down of the estates, and funding of the Liquidation Trust Funding Amount (as defined below) as set forth in the Wind-Down Budget.

	●	The NewCos shall place their allocable share of the Funding Amount into a segregated account upon closing of the Credit Bids to be used in accordance with the Wind-Down Budget (and subject to entry of the 9019 Order). In the event of termination of this Term Sheet, subject to the Carve-Out, the amounts held in the segregated account shall be distributed in order to fund a chapter 7 trustee process and/or Liquidation Trust, and otherwise in accordance with the waterfall set forth in the “Allocation of Trust Interests and Recovery Waterfall” section hereof.

	●	In exchange for providing the Funding Amount, NewCos shall be entitled to repayment, from the Liquidation Trust, of $9.23 million (the “NewCo Funding Claims”); provided that the NewCo Funding Claims shall increase by 12% per annum on any unrecovered amounts.

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Term	General Description
Liquidation Trust Funding	●	The Liquidation Trust shall be funded with at least $1.5 million from the Chapter 11 Plan Reserve (the “Liquidation Trust Funding Amount”) on the Plan Effective Date, subject to any increase in connection with the Professional Fee Surplus. The Liquidation Trust Funding Amount shall be a line item in the Chapter 11 Plan Reserve and used to prosecute and monetize the Liquidation Trust Assets, including the initial costs of the Liquidation Trustee, or otherwise in accordance with the Wind-Down Budget. Amounts included in the Chapter 11 Plan Reserve for any contingent, disputed administrative expense and priority claims or payment of wind-down costs and expenses shall be vested in the Liquidation Trust on the Plan Effective Date. The Liquidation Trust Fees and Expenses shall be paid from the Liquidation Trust Funding Amount (and the proceeds thereof), the monetization of the Liquidation Trust Assets, or other funding obtained by the Liquidation Trust.

Professional Fee Surplus		If aggregate professional fees of the advisors to the Parties are less than the amounts set forth in the Wind-Down Budget after all professional fees allowed by the Bankruptcy Court have been irrevocably paid in full, up to $7.0 million (“Professional Fee Surplus”) shall be applied as follows: (i) 50% of such Professional Fee Surplus shall decrease the Funding Amount and (ii) 50% of such Professional Fee Surplus shall increase the Liquidation Trust Funding Amount; any further cash savings on professional fees costs relative to the Wind-Down Budget above the Professional Fee Surplus shall be distributed through the Liquidation Trust in accordance with the “Allocation of Liquidation Trust Interests and Recovery Waterfall” section of this Term Sheet. For the avoidance of doubt, any amounts in the Trustee/Agent Holdback not applied towards the payment of the Prepetition Trustee and DIP Agents’ reasonable fees and expenses shall not constitute a Professional Fee Surplus and shall instead be transferred directly to the applicable NewCo and reduce the NewCo Funding Claims on a dollar for dollar basis as set forth herein.

Allocation of Liquidation Trust Interests and Recovery Waterfall	●	The Chapter 11 Plan and the Liquidation Trust Agreement shall provide that the distributable proceeds of the Liquidation Trust shall be distributed to the holders of the Liquidation Trust Interests as follows:

○ Tranche 1: Until the repayment of the NewCo Funding Claims, the distributable proceeds of the Liquidation Trust shall be distributed as follows:

■ 100% to the NewCos (pro rata on account of their allocable share of the NewCo Funding Claims) (such interests, the “NewCo Trust Interests”). For the avoidance of doubt, any amounts in the Trustee/Agent Holdback not applied towards the payment of the Prepetition Trustee and DIP Agents reasonable fees and expenses shall be credited against the NewCo Funding Claims on a dollar-for-dollar basis (after taking into account the applicable interest accrued thereon) and shall reduce the outstanding balance of the NewCo Funding Claims for purposes of this Tranche 1.

9

Term	General Description
		○	Tranche 2: Following repayment of the NewCo Funding Claims as set forth in Tranche 1, the next $18.9 million of distributable proceeds from the Liquidation Trust shall be distributed as follows:

			■	65% pro rata on account of the NewCo Trust Interests;

			■	20% to holders of general unsecured claims (including Resid Deficiency Claims (as defined below) but excluding Noteholder Deficiency/Guarantee Claims) on a pro rata basis on account of their general unsecured claims against the Debtors (such interests, the “GUC Trust Interests”); and

			■	15% pro rata to Resid Noteholders on account of claims asserted by the Resid Noteholders against the Debtors in respect of prepetition and postpetition management fees allegedly due and owing under Management Agreements with Fat Brands Inc. (the “Resid Priority Trust Interests”).

		○	Tranche 3: Following the distributions and repayments set forth in Tranches 1-2, the remaining distributable proceeds from the Liquidation Trust shall be distributed as follows:

			■	50% pro rata on account of the GUC Trust Interests;

			■	15% pro rata on account of Resid Priority Trust Interests; provided that the Resid Priority Trust Interests shall be reduced to 0% and the GUC Trust Interests shall be increased to 65% once the Resid Noteholders have received $10 million of recoveries in the aggregate on account of the Resid Priority Trust Interests; and

			■	35% to the Prepetition Noteholders pro rata on account of the Noteholder Deficiency/Guarantee Claims (such interests, the “Noteholder Trust Interests” and, together with the NewCo Trust Interests, and the GUC Trust Interests, the “Liquidation Trust Interests,” and such holders of Liquidation Trust Interests, the “Liquidation Trust Beneficiaries”).

	●	The Liquidation Trust Interests received by the Liquidation Trust Beneficiaries under the Chapter 11 Plan shall be in full and complete satisfaction, compromise, settlement and release of their respective general unsecured claims and deficiency claims, as applicable, against the Debtors.

	●	All allowed administrative or priority claims shall be satisfied from the Chapter 11 Plan Reserve (other than the Liquidation Trust Funding Amount), subject to the Wind-Down Budget, and residual amounts, if any, shall be revested in the Liquidation Trust for distribution in accordance with the Chapter 11 Plan and the Liquidation Trust Agreement.

10

Term	General Description
	●	The Liquidation Trustee shall exercise reasonable discretion with respect to the amount and timing of distributions of proceeds of monetized Liquidation Trust Assets to Liquidation Trust Beneficiaries.

Liquidation Trust Governance	●	The Liquidation Trust shall be governed by a liquidation trust agreement (the “Liquidation Trust Agreement”), which shall be consistent with the terms hereof and shall otherwise be in form and substance acceptable to the Parties.

	●	The trustee of the Liquidation Trust (the “Liquidation Trustee”) shall be an individual selected jointly by the Committee, the WBS Ad Hoc Group and the Resid Noteholders, and reasonably acceptable to the Debtors.

	●	The Liquidation Trustee shall have exclusive authority to (a) reconcile administrative, priority, and general unsecured claims, (b) prosecute and resolve all Retained Causes of Action assigned to the Liquidation Trust, (c) monetize all Liquidation Trust Assets, and (d) wind-down the Debtors’ estates.

	●	NewCo and the Debtors shall preserve all documents and communications reasonably related to the prosecution of claims by the Liquidation Trust and shall reasonably cooperate with the Liquidation Trust and Liquidation Trustee to wind down the Debtors’ estates pursuant to the Liquidation Trust Agreement and at no additional cost to the Liquidation Trust.

	●	The Chapter 11 Plan and the Liquidation Trust Agreement shall provide for a recovery waterfall, after payment of the fees and expenses incurred by the Liquidation Trust, the Liquidation Trustee, any professionals retained by the Liquidation Trust, and any additional amount determined by the Liquidation Trustee to adequately reserve for the operating expenses of the Liquidation Trust and fund the Disputed Claims Reserve (the “Liquidation Trust Fees and Expenses”), in accordance with the allocations set forth above; provided that, in the event the Chapter 11 Plan Reserve and Disputed Claims Reserve are insufficient to pay administrative and priority claims allowed at any time, the Liquidation Trustee shall pay such amounts out of the Liquidation Trust Assets prior to making distributions to Liquidation Trust Beneficiaries.

Released and Exculpated Claims[10]	●	The Chapter 11 Plan shall include third-party releases (the “Third-Party Releases”) and debtor releases (the “Debtor Releases” and, together with the Third-Party Releases, the “Plan Releases”), which shall include customary carve outs for fraud, gross negligence and willful misconduct and be subject to the Schedule of Non-Released or Released Parties/Claims.

○ The Chapter 11 Plan shall include a schedule of parties who will be released or not released pursuant to the Plan Releases (the “Schedule of Non-Released or Released Parties/Claims”), which shall be reasonably acceptable to the Committee and the WBS Ad Hoc Group in all respects; provided that the Debtors’ current and former officers and directors serving during the Chapter 11 Cases (other than Andrew Wiederhorn and his direct or extended family members) shall receive Plan Releases for claims arising on or after the Petition Date and prior to or on the Plan Effective Date; provided further that, for the avoidance of doubt, (a) the Debtors’ legal counsel and other professional advisors, (b) the CROs, (c) the Special Committee, (d) the Committee (including each of its members) and the Committee’s professionals, (e) the Resid Noteholders and the Resid Noteholders’ professionals; provided that the Resid Noteholders vote in favor of the Chapter 11 Plan, (f) members of the WBS Ad Hoc Group and their legal counsel and other professional advisors; provided that the members of the WBS Ad Hoc Group vote in favor of the Chapter 11 Plan, and (g) the Prepetition Trustees, DIP Agent and their legal counsel and other professional advisors shall be Released Parties.

[10]	All release and exculpation provisions remain subject to the Special Committee’s ongoing investigation.

11

Term	General Description
	●	Subject to the ongoing diligence of the Parties, the Debtor Release will include any preference actions against ordinary-course trade creditors whose agreements have not been assumed and assigned to a purchaser, provided that those trade creditors vote in favor of the Chapter 11 Plan.

	●	The Chapter 11 Plan shall include a customary exculpation provision for claims, causes of action or for any act taken or omitted to be taken on or after the Petition Date and prior to or on the Plan Effective Date relating to the Chapter 11 Cases, which shall include (i) the Debtors, (ii) the Committee and its members (in their capacity as such), and (iii) each independent director of the Debtors (including the members of the Special Committees), which shall include customary carve outs for fraud, gross negligence and willful misconduct.

	●	The Chapter 11 Plan shall include customary injunction and gatekeeping provisions.

Resid Deficiency Claims	●	No less than $166,897,889.80 for prepetition principal and interest on account of the Resid Notes, plus any fees, expenses, indemnities, and other amounts owed under the Resid Base Indenture and related documents, less (i) any amounts in the Resid Trust Accounts and (ii) any amounts received by the Resid Noteholders on account of the Resid Priority Trust Interests, shall be allowed as general unsecured claims against the Resid Issuer and FAT Brands Inc. (the “Resid Deficiency Claims”).

Other Claims	●	On the Plan Effective Date, in full and final satisfaction, compromise, settlement, and release of its claim (unless the applicable Holder agrees to less favorable treatment), each holder of an allowed claim on account of the GFG Percent Promissory Notes, Royalty Percent Promissory Note, Riverside Refi Loan, and Waterfall Loan (each as defined in the First Day Declaration)[11] shall receive its pro rata share of (i) the proceeds generated from the monetization of the collateral securing its claim (to the extent such holder has a valid, enforceable and perfected lien in such collateral), and (ii) GUC Trust Interests on account of any allowed deficiency claim.

○ The Debtors and the Liquidation Trustee reserve all rights with respect to the validity, priority, extent, enforceability, perfection or avoidability of all claims and liens on account of the GFG Percent Promissory Notes, Royalty Percent Promissory Note, Riverside Refi Loan, and Waterfall Loan.

[11]	The “First Day Declaration” shall mean the Declaration of John C. DiDonato in Support of Debtors’ Chapter 11 Petitions and First Day Relief [Docket No. 15].

12

Term	General Description
	●	Following the closing of the Credit Bids, the Parties to this Term Sheet shall make all necessary filings to dismiss with prejudice (i) the Resid Adversary Proceeding and (ii) the Resid State Court Action.

	●	On the Plan Effective Date, the Resid Noteholders shall receive all amounts remaining in the “Accounts” as defined in the Resid Base Indenture[12] the (“Resid Trust Accounts”) after payment of the accrued and unpaid fees and expenses of the Resid Trustee (and other amounts entitled to priority distribution therefrom, excluding any intercompany claims).

Fiduciary Out	●	At any time prior to entry of the Confirmation Order, the Debtors (including any governing body thereof, including the Special Committee) shall be entitled to take any action, or refrain from taking any action, including a decision to pursue an alternative restructuring or transaction, that the Debtors (including any governing body thereof, including the Special Committee) determine is required by its fiduciary obligations; provided that if the Debtors exercise their fiduciary out following entry of the 9019 Order and consummation of the Credit Bids, the “Allocation of Trust Interests and Recovery Waterfall” section of this term shall continue to be binding and govern the distribution of proceeds of the Debtors’ assets.

Confirmation Requirements	●	The terms and conditions of this Term Sheet relating to the Chapter 11 Plan are expressly subject to section 1123, 1125, 1126, 1128, and 1129 of the Bankruptcy Code and confirmation of the Chapter 11 Plan by the Bankruptcy Court. In the event of any conflict between this Term Sheet and the Chapter 11 Plan or the Confirmation Order, the Chapter 11 Plan or the Confirmation Order shall control.

	●	The Chapter 11 Plan and Confirmation Order shall incorporate the terms and conditions of this Term Sheet and shall otherwise be reasonably acceptable to the WBS Ad Hoc Group, the Resid Noteholders, and the Committee; provided that the Resid Noteholders consent rights shall be limited to terms in the Chapter 11 Plan and Confirmation Order that affect the Settlement or the Resid Noteholders.

[12]	The “Resid Base Indenture” means that certain Base Indenture, dated as of July 10, 2023 (as amended, restated, amended and restated, modified, or supplemented prior to the Petition Date), by and among FB Resid Holdings I, LLC, as issuer, and UMB Bank, N.A., as trustee and securities intermediary.

13

Exhibit B

(Wind-Down Budget)

FAT Brands

Consolidated Budget

$ in millions

All Sales Forecasted to Close in w.e. 05/24 —>

	Actual	Forecast	Forecast	Forecast
WE-->	WE 05/10	WE 05/17	WE 05/24	Sale to Effective	Total Forecast
Receipts
Royalties and Franchise Fees	$1.5	$2.3	$1.3	$-	$3.5
Restaurant Sales	6.0	5.6	5.6	-	11.2
Factory Revenue	0.5	0.8	0.8	-	1.5
Advertising Fees	0.3	0.7	0.4	-	1.1
Management & Other Fees/ Revenue	0.1	0.0	0.1	-	0.1
Elevation Burger sale proceeds	-	-	-	2.3	2.3
Broiler Chicken Class Action Settlement	-	-	-	3.5	3.5
Restricted cash in WBS account (net of Estimated Securitization Trust Expenses)	-	-	-	12.3	12.3
Total Receipts	$8.4	$9.3	$8.1	$18.1	$35.4
Operating Disbursements
Restaurant expenses	$(3.0)	$(3.5)	$(3.0)	-	$(6.4)
Factory expenses	(0.3)	(0.4)	(0.4)	-	(0.8)
Salaries and wages	(3.4)	(2.6)	(3.1)	-	(5.7)
Occupancy	(0.3)	(0.4)	(0.0)	-	(0.4)
Insurance	(0.0)	(0.7)	(0.2)	-	(0.9)
Advertising	(0.6)	(0.8)	(0.7)	-	(1.5)
Other SG&A	(0.8)	(1.4)	(1.2)	(0.4)	(2.9)
Taxes	(0.0)	(1.6)	(1.0)	-	(2.6)
Total Operating Disbursements	$(8.5)	$(11.4)	$(9.5)	$(0.4)	$(21.2)
Operating Cash Flow	$(0.1)	$(2.1)	$(1.4)	$17.7	$14.2
Non Operating/Non Recurring Cash Flow
Capital Expenditure	$(0.0)	$(0.3)	$-	$-	$(0.3)
Equipment Loan Payment	(0.1)	(0.0)	(0.0)	-	(0.1)
Payroll Processor Expenses	-	-	-	(0.1)	(0.1)
Contractors (Former employees)	-	-	-	(0.4)	(0.4)
Document storage	-	-	-	(0.7)	(0.7)
Data Migration - Quickbooks & Hard drives	-	-	-	(0.3)	(0.3)
Accounting Firm (taxes / closing financial statements)	-	-	-	(0.2)	(0.2)
Unpaid Taxes - 2024	-	-	-	(0.7)	(0.7)
Special Committee Fees	-	-	-	(0.2)	(0.2)
Others	-	-	-	(0.8)	(0.8)
Total Non Operating/Non Recurring Cash Flow	$(0.1)	$(0.3)	$(0.0)	$(3.3)	$(3.6)
Bankruptcy-Related Disbursements
Bankruptcy-Related Professional Fees	$-	$(13.8)	$(19.3)	$(10.6)	$(43.7)
Securitization Trustee Fee (incl. legal)	-	-	(1.3)	-	(1.3)
Critical Vendors	-	(0.2)	(0.2)	-	(0.4)
Non-Critical 503(b)(9) / Liens / PACA / PASA	-	(0.3)	(0.3)	(4.0)	(4.5)
Employee Retention Programs	-	-	(0.5)	(0.2)	(0.7)
Employees’ PTO Obligations (Wage Motion)	-	-	(1.5)	-	(1.5)
Total Bankruptcy-Related Disbursements	$-	$(14.2)	$(23.0)	$(14.8)	$(52.1)
Total Cash Flow, Pre-Debt Service	$(0.2)	$(16.7)	$(24.4)	$(0.4)	$(41.5)
Wiederhorn - AHG Settlement	-	-	-	(1.5)	(1.5)
Additional Funding	-	-	9.2	-	9.2
Total Debt Service	$-	$-	$9.2	$-	$9.2
Net cash flow	$(0.2)	$(16.7)	$(15.2)	$(1.9)	$(33.8)
Change in O/S Checks	(0.3)	(0.7)	(0.7)	-	(1.4)
Opening Cash	38.3	37.9	20.5	4.7	37.9
Closing Cash	$37.9	$20.5	$4 .7	$2.8	$2 .8

NOTE: Buyers agree to assume liabilities associated with their respective businesses, regardless of whether such liabilities arise from an expressly assumed contract. For shared vendor relationships spanning multiple businesses included across separate APAs, liabilities will be allocated in accordance with historical management practices.

This framework will be applied consistently across all four APAs.

Buyers will assume responsibility for estate-incurred fees payable to Huron that are directly attributable to Transition Services Agreement (TSA) activities.

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